Exhibit 99.1

Schick Technologies, Inc. Fiscal 2005 Fourth Quarter and Year-End Earnings Release Scheduled for June 10

LONG ISLAND CITY, N.Y., June 6, 2005 -- Schick Technologies, Inc. (OTC BB: SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the fiscal fourth quarter and year ended March 31, 2005, on Friday, June 10, 2005, at 8:30 a.m. ET, and hold its conference call later that morning commencing at 9:30 a.m. ET.

What:	Schick Technologies Fiscal 2005 Fourth Quarter and Year-End

Conference Call

When:	Friday, June 10, 2005, 9:30 a.m. ET

Webcast address:	www.fulldisclosure.com, or www.streetevents.com

Dial-in numbers:	800-798-2801 (domestic), passcode # 24286663

or 617-614-6205 (international)

Contact:	Kevin McGrath, Cameron Associates, 212-245-4577

Kevin@cameronassoc.com

An audio digital replay of the call will be available from June 10, 2005, at approximately 11:30 a.m. ET until 11:59 p.m. ET on June 17, 2005, by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and using confirmation code # 38081628. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company’s earnings release, which is expected to be issued on June 10, 2005, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the “Investors” section of Registrant’s web site at www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company’s products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.